Exhibit 99.1

Joint Filing Agreement

February 11, 2011

Pursuant to, and in accordance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto.  This agreement shall remain in full force and effect until revoked by a party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

02/11/2011
Date

/s/ Allan M. Pinkerton
Signature

Allan M. Pinkerton
Name/Title

02/11/2011
Date

/s/ Jonathan M. Pinkerton
Signature

Jonathan M. Pinkerton
Name/Title

02/11/2011
Date

/s/ Jennifer P. Talmadge
Signature

Jennifer P. Talmadge
Name/Title